Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-21951 on Form S-3, Registration Statement No. 333-44787 on Form S-3, Registration Statement No. 333-121526 on Form S-8, and Registration Statement No. 333-130517 on Form S-8, of MFRI, Inc. of our report dated May 14, 2004, appearing in this Annual Report on Form 10-K of MFRI, Inc. and subsidiaries for the year ended January 31, 2006.

DELOITTE & TOUCHE LLP

Chicago, Illinois

May 10, 2006